DOYEN ELEMENTS SECURED ACQUISITION PROMISSORY NOTE SHANE DAVIS

EXHIBIT B

SECURED ACQUISITION PROMISSORY NOTE

Executed as of December 13, 2017

Zero Percent (0%) Promissory Note Due May 21, 2019

Maturity Date: May 21, 2019

PRINCIPAL AMOUNT: $4,200,000

FOR VALUE RECEIVED, DOYEN ELEMENTS, INC., a Nevada corporation (the “Company”), with its principal address at 1880 Office Club Pt. STE 1240 Colorado Springs, CO 80920 promise to pay to the order of Shane P. Davis, sole member of 7 GENx LLC, (the “Holder”), at the main office of Holder, the principal sum of FOUR MILLION TWO HUNDRED THOUSAND AND 00/100 US DOLLARS ($4,200,000.00) on or before the Maturity Date as defined above, with accrued interest at the rate of ZERO PERCENT (0%) per annum until the Maturity Date, and at the default rate of Twelve PERCENT (12%) per annum after the Maturity Date.

This Acquisition Promissory Note (this “Note”) is delivered in connection with the Equity Purchase Agreement and evidences all Acquisition Advances made under the Acquisition Loan. All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the respective meanings ascribed to such terms in the Loan Agreement.

THE OUTSTANDING PRINCIPAL BALANCE OF THE UNDERSIGNED’S LIABILITIES TO HOLDER UNDER THIS NOTE SHALL BE PAYABLE PURSUANT TO THE TERMS OF THE LOAN AGREEMENT.

The Undersigned hereby authorizes the Holder to charge any account of the Undersigned for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the States of Nevada or Colorado, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the Undersigned under this Note, the Loan Agreement and the other Documents shall be lawful; therefore, if for any reason the interest or other charges payable hereunder and thereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Holder may lawfully charge the Undersigned, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded by Holder to the Undersigned.

1.	PREPAYMENT: The Company may, at its option, prepay all or any part of the principal of this Note, without payment of any premium or penalty. All payments on this Note shall be applied first to accrued interest hereon and the balance to the payment of principal hereof. In all events the Company must give thirty (30) days prior written notice of its intention so to repay this Note.

2.	PAYMENT TERMS: Payments of principal of, and interest on, this Note shall be made by wire transfer to an account designated by Holder in writing, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

DOYEN ELEMENTS SECURED ACQUISITION PROMISSORY NOTE SHANE DAVIS

Payment shall be made on the following dates:

a)	The funds, i.e. Four Million Two Hundred Thousand dollars ($ 4,200,000) to be paid at the earlier of:

	i.	14 days following receipt by the Company of proceeds of sale of inventory, said payment to be limited to 50% of said amounts received, from time to time, or

	ii.	The balance of any unpaid amounts due per above, by a date 18 months from the execution of this contract, i.e. May 21, 2019

3.	OBLIGATION: The obligation to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of, and without any notice, diligence, act, or omission with respect to, the collection of any amount called for hereunder.

3.	Events of Default.

The occurrence of any of the following events shall constitute an event of default (an “Event of Default”):

a) A default in the payment of the principal amount of the Notes, when and as the same shall become due and payable.

b) A default in the payment of any interest on the Notes, when and as the same shall become due and payable.

c) A default in the performance, or a breach, of any of the covenants of the Company contained in the Note or that certain Equity Purchase Agreement dated of even date herewith by and among the Company, Holder, and 7GENx LLC or that certain Employment Agreement dated of even date herewith by and between the Company and Holder (the “Employment Agreement”) or that certain Security and Pledge Agreement dated of even date herewith by and between the Company and Holder (the “Security Agreement” and, together with the EPA and the Employment Agreement, the “Related Agreements”)

d) Any representation, warranty, or certification made by the Company pursuant to the Notes or in any Related Agreement shall prove to have been false or misleading as of the date made in any material respect.

e) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals, or other bodies having jurisdiction over the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

f) The entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of, or in respect of, the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official as to the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by the Company in furtherance of any such action.

DOYEN ELEMENTS SECURED ACQUISITION PROMISSORY NOTE SHANE DAVIS

5.	Remedies Upon Default.

Upon the occurrence of an Event of Default referred to in Section 4:

(a) the principal amount then outstanding will bear interest at the rate of Twelve Percent (12%) per annum from the date of the Event of Default

(b) the Holder, by notice in writing given to the Company, may declare the entire principal amount then outstanding of, and the accrued and unpaid interest on, the Notes to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest, or other formalities of any kind, all of which are expressly waived by the Company; provided, however, that in the occurrence of an Event of Default under Sections 4(a),(b), or (f), the principal amount then outstanding of, and the accrued and unpaid interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Company; and

(c) Holder may institute such actions or proceedings in law or equity as he shall deem expedient for the protection of his rights and may prosecute and enforce his claims against all assets of the Company in accordance with the terms of the Security Agreement entered into between the Parties simultaneously herewith, and, in connection with any such action or proceeding, the holders of the Notes shall be entitled to receive in the aggregate from the Company payment of the outstanding principal amount of the Notes plus accrued and unpaid interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys’ fees and expenses.

6.	Transfer.

This Note may not be transferred by the Company without the prior written consent of Holder. Holder may transfer this Note without consent of the Company.

7.	Miscellaneous.

a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service (in each case, postage prepaid) or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given,

(i) if to the Company, at its address at 1880 Office Club Pt. STE 1240 Colorado Springs, CO 80920,

(ii) if to the Holder, at its address set forth on the first page hereof,

(iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 7(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 7(a) shall be deemed given at the time of receipt thereof.

DOYEN ELEMENTS SECURED ACQUISITION PROMISSORY NOTE SHANE DAVIS

b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note (and upon surrender of this Note if mutilated), the Company shall execute and deliver to the Holder a new Note of like date, tenor, and denomination.

c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers, or remedies. No right, power, or remedy conferred by this Note upon the Holder, or by the Notes on the holders of the Notes, shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

d) This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

e) This Note has been negotiated and consummated in the State of Colorado and shall be governed by, and construed in accordance with, the laws of the State of Colorado without giving effect to principles governing conflicts of law. The Company irrevocably (A) consents that any legal action or proceeding against it relating to this Note may be commenced exclusively in the Courts of the State of Colorado, County of Boulder, (B) submits to the jurisdiction of any such Court in any such action or proceeding and (C) waives any claim or defense in any such action or proceeding based on any alleged lack of jurisdiction, improper venue or forum non conveniens. Service of process may be effected by notice sent pursuant to Section 7(a) hereof. The Company waives trial by jury in any proceeding relating to this Note.

8.	Security Agreement And Pledge.

The payment of the principal and any accrued and unpaid default interest hereunder is secured by the Security Agreement, which is in accordance with the provisions of the Uniform Commercial Code as existing in the State of Colorado, and which also includes a pledge of Membership Interests (as defined in the Security Agreement) by the Company in favor of Holder.

The Undersigned, any other party liable with respect to the Acquisition Loan and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Holder’s rights hereunder.

THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF Colorado AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the Undersigned and the Undersigned’s legal representatives, successors and assigns (and each of them, if more than one). If this Note contains any blanks when executed by the Undersigned, the Holder is hereby authorized, without notice to the Undersigned to complete any such blanks according to the terms upon which the Acquisition Loan was granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note.

DOYEN ELEMENTS SECURED ACQUISITION PROMISSORY NOTE SHANE DAVIS

To induce Holder to make Acquisition Advances under the Acquisition Loan evidenced by this Note, the Undersigned (i) irrevocably agrees that, subject to Holder’s sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Holder, or the Collateral, shall be instituted and litigated only in a court having its situs in El Paso County, Colorado, (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said county; and (iii) waives any objection based on forum non-conveniens. THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE, ANY OTHER DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY HOLDER RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE MAKING OF ANY ACQUISITION LOAN TO THE UNDERSIGNED BY THE HOLDER. In addition, the Undersigned agree that all service of process shall be made as provided in the Loan Agreement.

As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word “Undersigned” shall be so construed.

IN WITNESS WHEREOF, the Undersigned has executed this Note on the date above set forth.

Doyen Elements, Inc.

By:

Witness	Name:	Cynthia Boerum
Printed Name: Peter Berkman	Title:	CEO